EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors Ocean Energy, Inc.:

We consent to the incorporation by reference in the following registration statements of Ocean Energy, Inc. of our report dated January 25, 2001, relating to the consolidated balance sheets of Ocean Energy, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Ocean Energy, Inc.

  Form S-8, Seagull Thrift Plan (2-72014).
  Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834).
  Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).
  Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option Plan (2-93087).
  Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475).
  Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).
  Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).
  Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (33-50645).
  Form S-3, $350,000,000 Debt Securities of Seagull Energy Corporation (33-65118).
  Form S-3, $100,000,000 Debt Securities of Seagull Energy Corporation (333-34841).
  Form S-8, Seagull Energy Corporation 1995 Omnibus Stock Plan (33-64041).
  Form S-3, $300,000,000 Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Securities Warrants of Seagull Energy Corporation (33-64051).
  Form S-8, Global Natural Resources Inc. 1989 Key Employees Stock Option Plan and Global Natural Resources 1992 Stock Option Plan (333-13393).
  Form S-8, Seagull Energy Corporation 1998 Omnibus Stock Plan (333-71375).
  Form S-8, Ocean Energy, Inc. 1999 Long-Term Incentive Plan (333-95507).
  Form S-3, Ocean Energy, Inc. $1 Billion Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants, Guarantees of Debt Securities (333-79765).
  Form S-8, Ocean Energy, Inc. 1996 Long-Term Incentive Plan, Ocean Energy, Inc. 1994 Long-Term Incentive Plan, and United Meridian Corporation 1994 Outside Directors' Nonqualified Stock Option Plan (333-78255).
  Post-Effective Amendment No. 1 to Form S-4 on Form S-8, Ocean Energy, Inc. 1998 Long-Term Incentive Plan, Ocean Energy, Inc. Long-Term Incentive Plan For Nonexecutive Employees, United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan, and United Meridian Corporation 1987 Nonqualified Stock Option Plan (333-68679).
  Form S-8, Ocean Energy, Inc. 2001 Employee Stock Purchase Plan (333-49756).

/s/ KPMG LLP

Houston, Texas
March 19, 2001